UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, Olema Pharmaceuticals, Inc. (the “Company”) announced that Shane Kovacs, the Company’s Chief Operating and Financial Officer, is departing the Company effective January 30, 2026 (the “Separation Date”) to pursue new opportunities. Mr. Kovacs will continue in a consulting capacity with the Company through August 1, 2026. Mr. Kovacs’ departure is not the result of any disagreement with the Company on any matter relating to the Company’s financial operations, policies or practices. The Company is commencing a search for a successor Chief Financial Officer.

In connection with his departure, the Company and Mr. Kovacs have entered into a separation and consulting agreement (the “Agreement”), which provides that subject to certain conditions described in the Agreement, Mr. Kovacs will (a) serve as a consultant to the Company through August 1, 2026, during which time his outstanding equity awards will continue to vest in accordance with their terms, and (b) receive a lump-sum payment of $621,283, which consists of: (i) $562,640, which is equal to 12 months of Mr. Kovacs’ base salary, (ii) $23,443, which represents the assumed 100% achievement of Mr. Kovacs’ target bonus for 2026, pro-rated to reflect service as an employee during 2026, and (i) $35,200, which is intended to equal the sum of the gross amount of the aggregate COBRA premiums to continue health insurance coverage through the last day of the month in which the twelve (12) month anniversary of the Separation Date occurs, grossed up to account for payroll deductions and withholdings.

Sean Bohen, M.D., Ph.D., the Company’s Chief Executive Officer, has assumed the role of principal financial officer effective as of the Separation Date, on an interim basis until a successor Chief Financial Officer is appointed.

Biographical information for Dr. Bohen, age 59, can be found under the heading “Proposal No. 1 Election of Directors—Information About our Continuing Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025, and such disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Consulting Agreement by and between the Company and Shane Kovacs.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olema Pharmaceuticals, Inc.

Date: January 30, 2026	By:	/s/ Sean Bohen, M.D., Ph.D.
Sean Bohen, M.D., Ph.D.
Chief Executive Officer